Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Changes

North American Leadership

•	Roberto Marques to leave the company
•	Tim Cofer assumes interim leadership of the North American region

DEERFIELD, Ill. – April 18, 2017 – Mondelēz International today announced that Roberto Marques, EVP and President, North America, will leave the company. Tim Cofer, Chief Growth Officer, will serve as Interim President of the North American business, in addition to his current role spearheading the company’s global growth strategy, while Mondelēz International recruits a permanent successor to lead the region.

“Over the past two years under Roberto Marques’ leadership, the North American team has been executing a large transformation, which has resulted in significant progress on our margin agenda, while stepping up our participation in growth areas such as Well-being, broader channel penetration, especially in eCommerce, as well as entering the U.S. Chocolate market,” said Irene Rosenfeld, Chairman and CEO. “We appreciate Roberto’s many contributions and wish him well in his future endeavors.”

In his 25 years with the company, Cofer has led the company’s regions in Europe, Asia Pacific and Eastern Europe, Middle East and Africa, progressing our margin agenda, expanding market shares and driving long-term profitable growth. In addition, Cofer previously led two legacy Kraft North American businesses, Oscar Mayer and Kraft Pizza Company.

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“Tim Cofer is our most experienced commercial leader with deep region leadership experience across both developed and emerging markets. We have considerable competitive advantages in North America, including our strong margin profile, iconic brands, solid innovation pipeline and strong Direct-Store-Delivery muscle,” said Rosenfeld. “We are very fortunate to have an experienced leader like Tim to take on the additional responsibility of leading North America, while also continuing to architect our global growth agenda.”

“While mobilizing our enterprise growth agenda remains a top priority for both me and the company, I’m looking forward to leading the North America business on an interim basis and working with the team to capitalize on the potential of our business in the U.S. and Canada” said Cofer.

Marques will work with Cofer over the next few weeks to ensure a smooth transition.

Executives of Mondelēz International recently provided an update on the company’s strategic plans during a presentation at the Consumer Analysts Group of New York conference. The detailed plan to expand margins and accelerate revenue growth includes contemporizing the company’s core business, innovating to expand into new consumer need states and geographies, and ensuring that our brands are available whenever and wherever people shop.

The company reaffirmed its financial outlook for 2017 and will release its first quarter financial results on Tuesday, May 2, as previously announced.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ:MDLZ) is building the best snacking company in the world, with 2016 net revenues of approximately $26 billion. Creating more moments of joy in approximately 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance and its 2017 outlook. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause its actual results to differ materially from those indicated in its forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; unanticipated disruptions to the company’s business; competition; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see the company’s risk factors, as they may be amended from time to time, set forth in the company’s filings with the SEC, including its most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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